Mizuho Corporate Bank, Ltd. (LETTERHEAD)

THE TALBOTS, INC. 175 Beal Street Hingham, MA 02043 January 28, 2003

CONFIRMATION OF EXTENSION

Re:	Revolving Credit Agreement made as of January 25, 1994, First Amendment dated
November 21, 1995, and Second Amendment dated April 18, 1996, between
The Talbots, Inc. as borrower, and Mizuho Corporate Bank, Limited (the “Agreement”)

Dear Sirs: We are pleased to confirm with you the one-year extension of the Revolving Credit according to Section 14(j)(i) of the Agreement. The new expiry dated January 28, 2005.

Very truly yours,	MIZUHO CORPORATE BANK, LTD. NEW YORK BRANCH By: /s/ Mitsuhiro Sakamoto —————————————— Mitsuhiro Sakamoto Vice President

C.C.  Mr. Katsuhiko Natori,
          AEON (U.S.A.), Inc.